EX-16.16.b

WILMINGTON FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

Each of the undersigned as officers of Wilmington Funds (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints the Secretaries and Assistant Secretaries of the Trust, and each of them with power to act without the others, his attorney-in-fact, with full power of substitution and re-substitution, to sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of the Trust as it relates to the reorganization of the Wilmington Intermediate-Term Bond Fund with and into the Wilmington Broad Market Bond Fund, each a series of the Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

IN WITNESS WHEREOF, the undersigned has herewith set his name and seal as of this 13th day of June 2021.

/s/ Christopher W. Roleke Christopher W. Roleke Principal Executive Officer	/s/ Arthur W. Jasion Arthur W. Jasion Principal Financial Officer